Exhibit 99.2

GlobeTel Communications Corp. Appoints Dorian Klein as its Newest Independent Director

FORT LAUDERDALE, Fla.-- Jan. 11, 2006--GlobeTel Communications Corp. (AMEX:GTE ), a premiere provider of communications products and enhanced value-added services, announced today the appointment of Dorian B. Klein to its Board of Directors. Mr. Klein will also serve on GlobeTel's Audit, Compensation and Nominating Committees. His appointment is effective immediately.

Dorian Klein has more than 25 years of professional experience in international finance and investments. He has a distinguished record as an investment banker having worked for more than 20 years in New York, London and Tokyo, including roles as Managing Director and Head of European Structured and Principal Finance at Merrill Lynch in London and as Managing Director and Head of Asset Finance at Bankers Trust in London. He also headed the Tokyo office of a highly successful boutique investment bank that he co-founded with his colleagues from Paine Webber during the 80's. During his career as an international investment banker, Mr. Klein structured or executed more than 500 complex securities transactions, in both public and private markets, involving every type of debt and equity security. Mr. Klein is currently the Managing Partner of Rubikon Partners, a private equity firm specializing in mid-cap European buy-ins and buy-outs, which he co-founded together with Dr. Henry Kissinger, the Hon. Thomas McLarty, Leo A. Daly and J. Randolph Dumas. He has also been a private investor in several European technology companies, including several in fields which are directly relevant to the business strategy of GlobeTel. Mr. Klein is also currently on the Boards of Investitori Associati (the largest Italian private equity fund) and Holding.com (a Dutch company with high-tech holdings throughout Europe). Mr. Klein is an alumnus of Yale University (BA in Mathematics) and the Harvard Business School (MBA in Finance).
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"I have known Dorian Klein for several years, having initially met him through several of his Founding Shareholders at Rubikon Partners," commented Sir Christopher Meyer, Chairman of GlobeTel's Board of Directors. "He is highly respected by his peers in the financial services arena, and he carries with him the confidence that comes from having been successfully at the center of the most competitive industry in the world for many years. This experience and the solid judgments that come along with it, will be of tremendous benefit to our Board and to the continuing success of the company. This important addition represents another key step in the Board restructuring which I initiated during the summer."

"I very much look forward to my role on the Board of GlobeTel and to working closely with Tim Huff, Sir Christopher Meyer and with their management and Board colleagues," remarked Klein. "I have closely followed the developments at GlobeTel for more than a year, and I see it as a company with all the ingredients necessary to achieve great things. As this happens, I will do whatever I can to help orient the company's global strategic and marketing development in order to fulfill its substantial potential."

About GlobeTel Communications Corporation:

GlobeTel is a diversified, global Telecommunications and Financial Services Company. GlobeTel operates business units in: (i) Stored Value & Remittance Cards as a MasterCard certified processor; (ii) VoIP Carrier-grade, Long-distance Services to major long-distance companies; (iii) VoIP development, technology and equipment manufacturing; (iv) advanced WiMax services utilizing GlobeTel's proprietary "Hotzone" technology; and (v) the development, manufacturing, marketing and provision of nearspace platforms known as Stratellites, which will soon seamlessly integrate all of GlobeTel's communications and financial services technologies around the world.

Operating on a global basis, GlobeTel has historically focused its business development on markets outside of the United States. Current operations and business relationships exist in Asia, Europe, South America, Mexico and the Caribbean.
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For more information, please go to: http://www.globetel.net.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements. Sanswire Networks and the launch of the Company's high-altitude airship are subject to various risk factors and investors should construe any such investment as speculative. The above are more fully discussed in the Company's SEC filings.


Contact:

GlobeTel Communications Corp., Fort Lauderdale
Sibylle Faye Yakan, 954-241-0590
investors@globetel.net